UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2009

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7407

(Our telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

PetroAlgae, LLC Name Change

On January 12, 2009, PetroAlgae, LLC filed a Certificate of Amendment to its Certificate of Formation with the Secretary of State of the State of Delaware which had the effect of changing its name from “PetroAlgae, LLC” to “PA LLC”.

As of December 19, 2008, PetroAlgae Inc. (the “Company”) had an approximate 81.1% membership interest in PA LLC on a fully-diluted basis taking into account Class B Units issued to employees as part of equity compensation, and not including the Purchase Option described below.

In Note 8 to the PA LLC’s consolidated financial statements filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on December 29, 2008 (the “December 29 8-K”), PetroTech Holdings Corp. was identified as having an 87.19% ownership in PA LLC as of September 30, 2008. This ownership interest was calculated on a fully-diluted basis taking into account Class B Units issued to employees as part of equity compensation and not including the Purchase Option described below.

As of December 19, 2008, the Company’s membership interest in PA LLC was approximately 81.1% on a fully-diluted basis (not including the Purchase Option described below) and not the approximately 87.2% identified on pages 4, 6 and 15 of the December 29 8-K which did not take into account subsequent Class B Units approved for issuances since September 30, 2008 (or the Purchase Option described below).

Option to Purchase Units of PA LLC

As of December 22, 2008, PetroTech Holdings Corp. owned 100,000,000 shares of the Company’s common stock. Based on 104,274,189 shares of common stock outstanding as of December 22, 2008, this represents an approximate 96% interest in the Company.

Pursuant to a Purchase Option Agreement dated January 30, 2008 (the “Option Agreement”), PA LLC (formerly PetroAlgae, LLC) granted XL TechGroup, Inc. an option to purchase up to two million twenty-nine thousand three hundred thirty-seven (2,029,337) Class A Units in PA LLC (or such greater amount as necessary to equal the same percentage of the total outstanding Class A Units after taking into account additional Class A Units issued to Arizona Science & Technology Enterprises, LLC (“AzTE”) under AzTE’s anti-dilution protection pursuant to the Limited Liability Company Agreement of PA LLC) at an exercise price equal to $0.001 per unit (or as adjusted pursuant to the Option Agreement) (the “Purchase Option”).

On August 15, 2008, XL TechGroup, Inc. assigned the Purchase Option to PetroTech Holdings Corp. pursuant to an Assignment Agreement (the “Assignment Agreement”) by and among XL TechGroup, Inc., PA LLC and PetroTech Holdings Corp.

A copy of the Option Agreement is attached as Exhibit 99.1 hereto, and a copy of the Assignment Agreement is attached as Exhibit 99.2 hereto. Each exhibit is incorporated into this item 8.01 by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit Index

Exhibit Number	Description

99.1	Purchase Option Agreement, dated January 30, 2008, by and between XL TechGroup, Inc. and PetroAlgae, LLC.

99.2	Assignment Agreement, dated August 15, 2008, by and among XL TechGroup, Inc., PetroTech Holdings Corp. and PetroAlgae, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROALGAE INC.

Date: January 12, 2009	By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President